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                                 [LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 2-81536) of Dresser Industries, Inc. Stock Purchase Plan of our report dated June 5, 1996 on Form 11-K for the year ended December 31, 1995.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Dallas, Texas
June 27, 1996